FINANCIAL COUNSELING PROGRAM

Effective: January 1, 1984
Revisions Effective: April 1, 2002

                                  FINANCIAL COUNSELING PROGRAM

                                       TABLE OF CONTENTS

                  Section            Subject                 Page

                     1.    Purpose                            1
                     2.    Definitions                        1
                     3.    Eligibility                        2
                     4.    Services                           2
                     5.    Conditions                         3
                     6.    Enrollment and Billing             4
                     7.    Non-competition                    5
                     8.    Amendment and Termination          5

FINANCIAL COUNSELING PROGRAM

1. Purpose. The purpose of this Program is to provide Eligible Employees with financial counseling services (including tax preparation and estate planning services).

2. Definitions. For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

Chairman. "Chairman" shall mean the Chairman of the Board of SBC Communications Inc.

Eligible Employee. "Eligible Employee" shall mean an Officer or a non-Officer employee of any SBC company who is designated by the Chairman as eligible to participate in the Plan.

Notwithstanding the foregoing, the Chairman may, from time to time, exclude any Employee or group of Employees from being deemed an “Eligible Employee ”under this Plan.

Officer. "Officer" shall mean an individual who is designated by the Chairman as eligible to participate in the Plan.

Retirement. “Retirement” shall mean the termination of an Eligible Employees employment with SBC or any of its subsidiaries, for reasons other than death, on or after the earlier of the following dates: (1) the date the Eligible Employee is Retirement Eligible as such term is defined in the Supplemental Retirement Income Plan (“SRI”); or (2) the date the Eligible Employee has attained one of the following combinations of age and service at termination of employment on or after April 1, 1997, except as otherwise indicated below:

                        Net Credited Service    Age
                        10 years or more        65 or older
                        20 years or more        55 or older
                        25 years or more        50 or older
                        30 years or more        Any age
With respect to an Eligible Employee who is granted an EMP Service Pension under and pursuant to the provisions of the SBC Pension Benefit Plan - Nonbargained Program (“SBCPBP”) upon termination of Employment, the term “Retirement” shall include such Eligible Employees termination of employment.

Termination Under EPR. In determining whether an Eligible Employees termination of employment under the Enhanced Pension and Retirement Program (“EPR”) is a Retirement for purposes of this Plan, five years shall be added to each of age and net credited service (“NCS”). If with such additional age and years of service, (1) an Eligible Employee upon such termination of employment under EPR is Retirement Eligible according to the SBC Supplemental Retirement Income Plan (“SRIP”) or (2) the Eligible Employee upon such termination of employment under EPR has attained one of the following combinations of age and service,

                      Actual NCS + 5 Years      Actual Age + 5 Years
                        10 years or more           65 or older
                        20 years or more           55 or older
                        25 years or more           50 or older
                        30 years or more           Any age
then such termination of employment shall be a Retirement for all purposes under this Plan and the Eligible Employee shall be entitled to the treatment under this Plan afforded in the case of a termination of employment which is a Retirement.

SBC. "SBC" shall mean SBC Communications Inc.

3. Eligibility. Each Eligible Employee shall be eligible to participate in the Financial Counseling Program (the "Program").

4. Services. This Program provides the following (within such expense limitations as shall be established by the Senior Vice President-Human Resources ("SVP-HR"):

Financial Counseling

(a) A personal in-depth discussion (including spouse) with a counselor to review personal financial data to explore personal short-term and long-range goals.

(b) Preparation of a written personal financial summary which includes analysis and recommendations related to such things as retirement, disability, income taxes, cash flow, debt, investment, life insurance, estate planning and survivors financial security.

(c) Additional planning meetings with the counselor to discuss recommendations and to establish an implementation strategy.

(d) Annual written financial summary update with special emphasis on income taxes, cash flow and investment and investment forecasts and recommendations.

Tax Return Preparation

Preparation of federal, state, local income/gift tax returns.

Estate Documentation

Preparation of a will/trust/health care declaration/durable power of attorney/other estate planning instruments for each Eligible Employee and his/her spouse.

Any expenses exceeding the limitations established by the SVP-HR shall be the responsibility of and shall be paid by the Eligible Employee incurring such expenses.

5. Conditions. The following shall apply with respect to the services provided under this Program:

(a) The Program shall not pay for any services that are attributable to the existence of any outside business in which either the Eligible Employee or his or her spouse has an active financial interest or management interest.

(b) Financial counseling services will be provided until one year after the Retirement or death of an active non-Officer Eligible Employee, whichever occurs earlier. An Eligible Employee retiring on or before December 31, 1998 as an Officer will receive this service until one year following his or her death. An Eligible Employee retiring after December 31, 1998 as an Officer will receive this service until five years following Retirement or one year after death, whichever occurs earlier. The Chairman, any Officer who is a Direct Reporting Officer as defined in SBC’s Schedule of Authorizations, as well as any other Officer who is designated by the Chairman, will receive this service until one year following his or her death. Notwithstanding the foregoing, in the event of death, financial counseling services may be utilized at any time during the 24 months following death, but in no case shall the amount paid for each benefit (i.e. Financial Counseling, Tax Return Preparation, and Estate Documentation) exceed the annual fee limit applicable for such benefit under the Program for a one year period.

(c) If an Eligible Employee desires specific portfolio management, a private arrangement must be established at the Eligible Employees own expense.

(d) Financial counseling services, tax return preparation and estate documentation services will be considered compensation. SBC will compute a tax “gross up” which will be paid to offset income tax liabilities incurred as a result of receiving compensation under this Program.

(e) Any Eligible Employee may at any time drop out of the financial counseling services by writing the Senior Vice President-Human Resources.

NOTE: Information furnished by the participant to the counselor will be completely confidential. Counselor will not furnish SBC nor anyone else (other than those employed or retained by the counselor to perform its duties) with any information as to personal financial affairs, objectives or private opinions of the participant.

6. Enrollment and Billing.

Financial Counseling

To receive financial counseling services, the Eligible Employee must select his or her chosen financial counselor from a list of financial counselors as approved by the SVP-HR. Financial Counselors will bill SBC directly for services rendered to Eligible Employees.

Tax Return Preparation

Eligible Employees may select any tax return preparer. An Eligible Employee who selects a different tax return preparer than his or her financial counselor will be billed directly by such tax return preparer for services rendered. Such Eligible Employees should initial bills received as correct and forward them to the Executive Compensation Group for payment up to the prescribed limit.

Estate Documentation

Eligible Employees may select an attorney of their choosing. The SBC Legal Department and the Executive Compensation Group will help identify an attorney if the Eligible Employee requests assistance. Eligible Employees will be billed by the provider for services rendered to them. Eligible Employees should initial bills received as correct and forward them to the Executive Compensation Group for payment up to the prescribed limit.

7. Non-competition. Notwithstanding any other provision of this Program, no services shall be provided under this Program with respect to any Eligible Employee who shall, without the written consent of SBC, and while employed by SBC or any subsidiary thereof, or within three (3) years after termination of employment from SBC or any subsidiary thereof, engage in competition with SBC or any subsidiary thereof or with any business with which a subsidiary of SBC or an affiliated company has a substantial interest (collectively referred to herein as“Employer business”). For purposes of this Program, engaging in competition with any Employer business shall mean engaging by Eligible Employee in any business or activity in the same geographical market where the same or substantially similar business or activity is being carried on as an Employer business. Such term shall not include owning a nonsubstantial publicly traded interest as a shareholder in a business that competes with an Employer business. However, engaging in competition with an Employer business shall include representing or providing consulting services to, or being an employee of, any person or entity that is engaged in competition with any Employer business or that takes a position adverse to any Employer business. Accordingly, services shall not be provided under this Program if, within the time period and without the written consent specified, Eligible Employee either engages directly in competitive activity or in any capacity in any location becomes employed by, associated with, or renders service to any company, or parent or affiliate thereof, or any subsidiary of any of them, if any of them is engaged in competition with an Employer business, regardless of the position or duties the Eligible Employee takes and regardless of whether or not the employing company, or SBC that Eligible Employee becomes associated with or renders service to, is itself engaged in direct competition with an Employer business.

8. Amendments and Termination. This Program may be modified or terminated at any time in accordance with the provisions of SBC's Schedule of Authorizations.